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                                                                     EXHIBIT 4.8

                           CALPINE CAPITAL TRUST III

                         UP TO 10,350,000 HIGH TIDES(SM)

                       5% Convertible Preferred Securities

     Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM)
                   (Liquidation Preference $50 per HIGH TIDES)

                    Guaranteed to the extent set forth in the
                    Preferred Securities Guarantee Agreement
                            by, and convertible into
                                Common Stock of,

                               Calpine Corporation

                          REGISTRATION RIGHTS AGREEMENT

                                                                  August 9, 2000

Credit Suisse First Boston Corporation
 Acting on behalf of itself and
 the several Purchasers
 pursuant to the Purchase Agreement
c/o Credit Suisse First Boston Corporation
 Eleven Madison Avenue
 New York, NY 10010-3629

Dear Sirs:

        Calpine Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust") by, inter alia, Calpine Corporation, a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to Credit Suisse First Boston Corporation and the other initial purchasers (collectively, the "Purchasers") named in Schedule A to the Purchase Agreement dated August 3, 2000 (the "Purchase Agreement"), among the Purchasers, the Company and the


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Trust, upon the terms set forth in the Purchase Agreement, up to 9,000,000 (or up to 10,350,000 to the extent the over-allotment option granted by the Trust to the Purchasers pursuant to the Purchase Agreement is exercised in full) of its Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM), liquidation preference $50 per security (the "Preferred Securities"). The proceeds of the sale by the Trust of the Preferred Securities and the Common Securities of the Trust, liquidation preference $50 per Common Security (the "Common Securities"), are to be invested in the Convertible Subordinated Debentures due August 1, 2030 of the Company issued pursuant to the Indenture dated August 9, 2000 between the Company and Wilmington Trust Company, as Trustee (the "Debentures") having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities and the Common Securities. As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Trust and the Company agree with you, (i) for the benefit of the Purchasers and (ii) for the benefit of the beneficial owners, including the Purchasers (each of the foregoing a "Holder" and together the "Holders"), from time to time of the Preferred Securities, the Debentures and the Common Stock of Calpine Corporation, par value $.001 per share (such Common Stock being referred to as the "Common Stock"), of the Company issuable upon conversion of the Debentures, for which the Preferred Securities are exchangeable, as follows:

        1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement or, if not defined therein, in the Offering Circular dated August 3, 2000, in respect of the Preferred Securities or, if not defined therein, in the Amended and Restated Declaration of Trust dated as of August 9, 2000 (the "Declaration") relating to the Trust. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                "Act" or "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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                "Applicable Rate" means the rate at which the Preferred
Securities accrue distributions and the Debentures accrue interest. The Applicable Rate shall be 5% per annum from the date of original issuance of the Preferred Securities to (but excluding) the Reset Date. From the Reset Date, the Applicable Rate will be the Term Rate established by the Remarketing Agent to be effective on the Reset Date. The Applicable Rate will be increased upon the occurrence of a Registration Default, as set forth in Section 7(a) hereof.

                "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law to close or (iii) a day on which the corporate trust office of the Debenture Trustee or the Property Trustee is closed for business.

                "Closing Date" has the meaning given such term in the Purchase Agreement.

                "Commission" means the Securities and Exchange Commission.

                "Common Stock" has the meaning set forth in the first paragraph to this Agreement.

                "Company" has the meaning set forth in the first paragraph to this Agreement.

                "Debentures" has the meaning set forth in the first paragraph to this Agreement.

                "Debenture Trustee", "Guarantee Trustee" and "Property Trustee" each means Wilmington Trust Company.

                "Effectiveness Deadline" means the 150th day following the Closing Date.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "Filing Deadline" means the 60th day following the Closing Date.


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                "Guarantee" means the guarantee by the Company of the Preferred
Securities pursuant to a Guarantee Agreement dated as of August 9, 2000 between the Company and the Guarantee Trustee.

                "Holder" and "Holders" each has the meaning set forth in the first paragraph to this Agreement.

                "Initial Placement" has the meaning set forth in the first paragraph to this Agreement.

                "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

                "Preferred Securities" has the meaning set forth in the first paragraph to this Agreement.

                "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), with respect to the terms of the offering of any portion of the Securities covered by such Shelf Registration Statement, as amended or supplemented by all amendments (including post-effective amendments) and supplements to the Prospectus.

                "Purchase Agreement" has the meaning set forth in the first paragraph to this Agreement.

                "Purchasers" has the meaning set forth in the first paragraph to this Agreement.

                "Registrable Securities" has the meaning specified in the Indenture.

                "Registration Default" has the meaning given to such term in
Section 7(a) hereof.

                "Remarketing Agent" has the meaning specified in the Indenture.


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                "Reset Date" means August 1, 2005 (or, if such day is not a
Business Day, the next succeeding Business Day), or such earlier day as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful remarketing.

                " Securities" means the Preferred Securities, the Debentures, the Common Stock and the Guarantee, individually and collectively.

                "Shelf Registration" means a registration effected pursuant to
Section 2 hereof.

                "Shelf Registration Period" has the meaning set forth in Section 2(b) hereof.

                "Shelf Registration Statement" shall mean a "shelf" registration statement filed under the Securities Act on an appropriate form providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company and the Trust pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

                "Suspension Period" has the meaning set forth in Section 7(b) hereof.

                "Term Rate" means the rate established by the Remarketing Agent (as defined in the Indenture) in connection with the Remarketing (as defined in the Indenture) at which interest will accrue on the Debentures and distributions will accrue on the Preferred Securities on and after the Reset Date.

                "Trust" has the meaning set forth in the first paragraph to this Agreement.

                "Trustee" means the Guarantee Trustee, the Debenture Trustee or the Property Trustee, as applicable.

                "Underwriter" means any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.


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        2.      SHELF REGISTRATION. (a) The Trust and the Company shall as promptly as practicable prepare and, not later than the Filing Deadline, shall file with the Commission and thereafter shall each use their best efforts to cause to be declared effective under the Act as soon as practicable, but in no event later than the Effectiveness Deadline, a Shelf Registration Statement relating to the offer and sale of the Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than a Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                (b) The Trust and the Company shall each use its best efforts

                        (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such other period as shall be required under Rule 144(k) of the Securities Act or any successor rule thereto) from the date of its effectiveness or such shorter period that will terminate upon the earlier of the following (in any such case, such period being called the "Shelf Registration Period"):

                        (A) when all the Preferred Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement,

                        (B) when all Debentures issued to Holders in respect of Preferred Securities that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or

                        (C) when all shares of Common Stock issued upon conversion of any such Preferred Securities or any such Debentures that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and


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                        (ii)    during the Shelf Registration Period, promptly
                upon the request of any Holder to take any action reasonably necessary to register the sale of any Securities of such Holder and to identify such Holder as a selling securityholder.

                The Trust and the Company shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during such period, unless such action is required by applicable law.

                (c) Notwithstanding any provisions of this Agreement to the contrary, the Trust and the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

                (a) The Trust and the Company shall furnish to (i) the Purchasers, and (ii) any other Holders who so request, and their respective counsel and accountants, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall each use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchasers and such other Holders reasonably may propose.

                (b) The Trust and the Company shall give written notice to the Purchasers and the Holders:

                        (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and


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                        (ii)    of any written request by the Commission for
                amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                        (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                        (iv) of the receipt by the Trust or the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any state or the initiation or threatening of any proceeding for such purpose; and

                        (v) of the happening, during the Shelf Registration Period, of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                (c) Each of the Trust and the Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                (d) The Trust and the Company shall furnish to each Purchaser and each requesting Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto (including, to any such Purchaser or Holder who so requests, any reports or other documents incorporated therein by reference), including financial statements and schedules included therein, and, if such Holder so requests, all exhibits (including those incorporated by reference).


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                (e)     The Trust and the Company shall, during the Shelf
Registration Period, deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and each of the Trust and the Company consents to the use, in accordance with the terms of this Agreement, of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

                (f) Prior to any offering of Securities pursuant to any Shelf Registration Statement, the Trust and the Company shall register or qualify, or shall cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Securities covered by such Shelf Registration Statement; provided, however, that neither the Trust nor the Company will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                (g) Unless the applicable Securities shall be in book-entry only form, the Trust and the Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Securities pursuant to such Shelf Registration Statement.

                (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above (other than a request by the Commission solely for additional information as referred to in Section 3(b)(ii) and unless directed otherwise by the Commission), the Trust and the Company shall promptly prepare and file a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Holders or purchasers of the Securities included therein, the Prospectus will not contain an untrue statement of a material


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fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company or the Trust notifies the Purchasers or the Holders of the Securities in accordance with paragraphs
(ii) through (v) of Section 3(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Purchasers and the Holders of the Securities shall suspend use of the Prospectus for such time.

                (i) Not later than the effective date of any Shelf Registration Statement hereunder, the Trust and the Company shall provide a CUSIP number for the Preferred Securities (and, in the event of and at the time of any distribution thereof to Holders, the Debentures,) registered under such Shelf Registration Statement, and provide the applicable Trustee with certificates for such Securities, in a form eligible for deposit with The Depository Trust Company.

                (j) The Trust and the Company shall use their best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, but in no event later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                (k) The Trust and the Company shall cause the Indenture, the Declaration and the Guarantee to be qualified under the Trust Indenture Act in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, Declaration or Guarantee, the Company or Trust (as applicable) shall appoint a new trustee thereunder pursuant to the applicable provisions of such agreement.

                (1) The Trust and the Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement as a condition to the registration of such Holder's Securities thereunder to furnish to the Trust and the Company such information regarding the Holder and the distribution of such Securities as the Trust and the Company may from time to time reasonably require


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for inclusion in such Shelf Registration Statement. Each Holder who offers and sells Securities by means of the Shelf Registration Statement shall do so in accordance with the terms thereof and the requirements of the Securities Act.

                (m) The Trust and the Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, reasonably agree should be included therein and to which the Trust and the Company do not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                (n) The Trust and the Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof (or such other customary provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5 hereof.

                (o) The Trust and the Company shall (i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Trust and the Company and its subsidiaries as shall be requested in connection with the discharge of their due diligence obligations; (ii) cause the Company's officers, directors, employees and independent public accountants and any relevant Trustees to supply at the Company's expense all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Trust and the Company in good faith as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party


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without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel who shall be Skadden, Arps, Slate, Meagher & Flom LLP unless another nationally-recognized law firm with specialization in securities laws shall be chosen by the Company; (iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by the issuers to underwriters in primary underwritten offerings and covering matters as are customarily covered in representations and warranties requested in primary underwritten offerings including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Trust and the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Trust, the Company and its Subsidiaries; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(n) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Trust, the Company and its Subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(n) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture, the Declaration and the Guarantee with the requirements of the Securities Act and the Trust Indenture Act; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, that such counsel do not believe that such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
Act); (v) cause its officers to execute and deliver all customary documents and certificates and updates thereof requested by such Holders and any underwriters of the applicable Securities and (vi) cause its independent public accountants and the independent public accountants


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with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72. The foregoing actions set forth in clauses (iii),
(iv), (v) and (vi) of this Section 3(o) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwritten offering of the Securities to the extent required under any related underwriting or similar agreement.

                (p) Each of the Trust and the Company will use its best efforts to cause the Common Stock relating to such Shelf Registration Statement to be listed on each securities exchange, over-the-counter market, or respective counterpart if any, on which any shares of Common Stock are then listed.

                (q) The Trust and the Company shall, in the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

                (r) The Trust and the Company shall use their best efforts to take all other steps necessary to effect the registration, offering and sale of the Securities covered by the Shelf Registration Statement contemplated hereby.


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        4.      REGISTRATION EXPENSES. (a) All expenses incident to the
Company's and the Trust's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

                        (i)     all registration and filing fees and expenses;

                        (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

                        (iii) all expenses of printing (including printing certificates for the Securities without the Restrictive Legend to be issued and printing of Prospectuses), messenger and delivery services and telephone;

                        (iv) all fees and disbursements of counsel for the Company and the Trust;

                        (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                        (vi) all fees and disbursements of independent certified public accountants of the Company and the Trust (including the expenses of any special audit and comfort letters required by or incident to such performance).

                The Company and the Trust will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company or the Trust.

                (b) In connection with any Shelf Registration Statement required by this Agreement, the Company and the Trust will reimburse the Purchasers and the Holders who are selling or reselling Securities pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Skadden, Arps, Slate, Meagher & Flom LLP unless another nationally-


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recognized law firm with specialization in securities laws shall be chosen by the Company.

        5. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Shelf Registration Statement, the Trust and the Company, jointly and severally, agree to indemnify and hold harmless the Purchasers, each Holder of Securities covered thereby (including the Purchasers), their respective partners, directors, and officers and each person, if any, who controls the Purchasers or any such Holder within the meaning of Section 15 of the Securities Act (each Purchaser, Holder and such controlling persons are referred to collectively as the "Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment or supplement thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and shall reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and the Trust will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers or any such Holder specifically for inclusion therein and (ii) the foregoing indemnity, with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus relating to a Shelf Registration Statement, shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a Prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement or alleged untrue statement or omission or alleged omission contained in the preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

                The Trust and the Company, jointly and severally, shall also indemnify underwriters, their officers, directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(n) and Section 6 hereof.

                (b) Each Holder of Securities covered by a Shelf Registration Statement (including the Purchasers) severally, and not jointly, agrees to indemnify and hold harmless (i) the Trust and the Company, (ii) each of the directors of the Company, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Trust or the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Trust and the Company, but only in respect of written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability it may have to any indemnified party otherwise than under paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Initial Placement and the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection(d). Notwithstanding any other provision of this Section
5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Trust or the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Trust and the Company.

                (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        6. UNDERWRITTEN OFFERING. If, pursuant to written notice delivered to the Company by the Holders of a majority in aggregate liquidation amount of the Preferred Securities, a majority in aggregate principal amount of the Debentures or a majority of holders of the Common Stock, as the case may be, registered pursuant to a Shelf Registration, such Holders so elect, the offer and sale of any such Preferred Securities, Debentures and/or Common Stock may be effected in the form of an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of a majority of the Securities to be included in such offering. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Securities in accordance with any approved underwriting arrangements, and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements.

        7.      CHANGES TO THE APPLICABLE RATE UNDER CERTAIN CIRCUMSTANCES.
(a) The Applicable Rate at which interest is paid on the Debentures (including in respect of amounts accruing during any Deferral Period), and distributions are paid on the Preferred Securities shall be adjusted as follows, if any of the following events occur (each such event in clauses (i) through (iii) below, a "Registration Default"):

                        (i) if a Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline;

                        (ii) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline;

                        (iii) if (A) after the Shelf Registration Statement is declared effective, such Shelf Registration Statement ceases to be effective prior to the end of the Shelf Registration Period or (B) such Shelf Registration Statement or the related Prospectus ceases to be usable in connection with resales of Securities covered by such Shelf Registration Statement prior to the end of the Shelf Registration Period because either (1) any event occurs as a result of which the related Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances in which they were made not misleading or (2) it shall be necessary to amend such Shelf Registration Statement, or supplement the related Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

                Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

                Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "Additional Interest Rate"). The increase in the Applicable Rate attributable to any Registration Default shall cease to be effective from the date such Registration Default is cured, and the Applicable Rate shall be reduced at such time to the Applicable Rate in effect immediately prior to such Registration Default; provided, however, in the event a Registration Default occurs prior to the Reset Date and is cured on or after the Reset Date, the Applicable Rate shall be the Term Rate from the date such Registration Default is cured.

                (b) A Registration Default referred to in Section 7(a)(iii) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events or developments with respect to the Trust or the Company that would need to be described in such Registration Statement or the related Prospectus and
(ii) in the case of clause (y), the Trust and the Company are proceeding promptly and in good faith to amend or supplement such Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurred until such Registration Default is cured.

                (c)     Any amounts of Additional Interest due pursuant to
Section 7(a) will be payable in cash on the regular interest payment dates (or such other time as provided in the Indenture or Declaration, as applicable, for the payment of interest or distributions) with respect to the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

        8. RULES 144 AND 144A. The Company and the Trust shall use their best efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company or the Trust is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A of the Securities Act, or any successor regulation or statute thereto. The Company and the Trust covenant that they will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company and the Trust will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company or the Trust by the Purchasers upon request. Upon the request of any Holder of Securities, the Company and the Trust shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company and the Trust to register any of their securities pursuant to the Exchange Act.

        9.      MISCELLANEOUS.

                (a) Remedies. The Company and the Trust each acknowledge and agree that any failure by either of them to comply with their respective obligations under Section 2 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Trust's obligations under Section 2 hereof. The Company and the Trust each further agree to waive the defense in any action for specific performance of Section 2 hereof that a remedy at law would be adequate.

                (b) No Inconsistent Agreements. The Trust and the Company have not, as of the date hereof, entered into, nor shall they on or after the date hereof, enter into, any agreement with respect to their securities or otherwise that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Trust and the Company have obtained the written consent of a majority in principal amount, liquidation preference or voting rights (as applicable ) of the Securities affected by such amendment, qualification, modification, supple-ment, waiver or consent.

                (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be mailed, delivered, telegraphed and confirmed or faxed and confirmed:

                (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
        Section 9(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with respect to the Debentures; or the Declaration, with respect to the Preferred Securities; with a copy in a like manner to Credit Suisse First Boston Corporation;

                (2) if to any or all of the Purchasers, initially at the address set forth in the Purchase Agreement; and

                (3) if to the Trust or the Company, initially at its address set forth in the Purchase Agreement.

                Any Purchaser, any Holder, the Trust or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications (including with respect to any Holder, by means of any Selling Holders Questionnaire delivered by such Holder to the Trust and the Company).

                (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and/or the Trust, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Trust or the Company thereto, subsequent Holders of Securities. The Trust and the Company hereby agree to extend the benefits of this Agreement to any Holder of Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                (g) Counterparts, This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                (j) Securities Held by the Company or the Trust. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company, the Trust or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be considered to be outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                (k) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.


                           (Signature page follows.)

                Please confirm that the foregoing correctly sets forth the agreement between the Company, the Trust and you,

                                Very truly yours,

                                CALPINE CAPITAL TRUST III

                                By: /s/ ANN B. CURTIS
                                    ------------------------
                                Name: Ann B. Curtis
                                Title: Administrative Trustee



                                CALPINE CORPORATION

                                By: /s/ ANN B. CURTIS
                                    ------------------------
                                Name: Ann B. Curtis
                                Title: Executive Vice President and
                                       Chief Financial Officer

                The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
Acting on behalf of itself and
the several Purchasers
pursuant to the Purchase Agreement

By:
    --------------------------

Name:
    --------------------------

Title:
    --------------------------

                Please confirm that the foregoing correctly sets forth the agreement between the Company, the Trust and you.

                                Very truly yours,

                                CALPINE CAPITAL TRUST III

                                By:
                                   ---------------------------------

                                Name:

                                Title: Administrative Trustee



                                CALPINE CORPORATION

                                By:
                                   ---------------------------------

                                Name:

                                Title:

                The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
Acting on behalf of itself and
the several Purchasers
pursuant to the Purchase Agreement

By:  /s/ RAYMOND S. WOOD
   -----------------------------
Name: Raymond S. Wood

Title: Managing Director